UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2005

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2005, Silicon Laboratories Inc., a Delaware corporation (“Silicon Laboratories”), Sabine Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Silicon Laboratories, Silicon MAGIKE, Inc., a Texas corporation (“Silicon MAGIKE”), and the shareholders of Silicon MAGIKE entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Silicon MAGIKE became a wholly-owned subsidiary of Silicon Laboratories (the “Merger”).  Silicon MAGIKE is a mixed-signal development-stage company that creates high-voltage, high-performance, mixed-signal integrated circuits.

Under the terms of the Agreement and Plan of Merger, Silicon Laboratories acquired all of the outstanding capital stock of Silicon MAGIKE in exchange for approximately $16 million.  $1.0 million of this payment was withheld and will be paid in quarterly installments over two years based upon the satisfaction of certain continued employment obligations.  An additional $1.6 million of this payment was withheld as security for breaches of representations and warranties, covenants and certain other expressly enumerated matters by Silicon MAGIKE or its shareholders.

Silicon Laboratories has also agreed to pay between $0 and $24.0 million to the shareholders of Silicon MAGIKE based on the achievement of certain business performance metrics during the eighteen-month period ending on June 30, 2007.  The performance metrics are tied to revenue milestones, gross margins and customer diversity requirements.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement filed as Exhibit 2.1 hereto contains representations and warranties that Silicon Laboratories and Silicon MAGIKE made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Silicon Laboratories and Silicon MAGIKE in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between Silicon Laboratories and Silicon MAGIKE rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The press release announcing the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

  2.1  Agreement and Plan of Merger, dated August 19, 2005, by and among Silicon Laboratories Inc., Sabine Merger Sub, Inc., and Silicon MAGIKE, Inc.

99.1  Press release of Silicon Laboratories Inc. dated August 22, 2005 entitled “Silicon Laboratories Acquires High-Voltage IC Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
(Registrant)

August 22, 2005	/s/ Russell J. Brennan
Date	Russell J. Brennan VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING OFFICER)